UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2020

ALLEGRO MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38581	82-2425125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-7676

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one right, and one redeemable warrant	ALGRU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	ALGR	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one share of common stock	ALGRR	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	ALGRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, Allegro Merger Corp. (the “Company”) has commenced the process of dissolving and liquidating in accordance with the Company’s amended and restated certificate of incorporation (“Charter”). Pursuant to the Charter, all outstanding shares of the Company’s common stock that were included in the units sold in the Company’s initial public offering (the “Public Shares”) will be redeemed at a per share redemption price of approximately $10.30 per Public Share (the “Redemption Amount”).

The redemption will occur on Tuesday, April 21, 2020. As of the close of business on such date, the Public Shares will be deemed cancelled and will represent only the right to receive the per share Redemption Amount. The Company’s officers, directors, initial stockholders, and the purchasers of units (“Private Units”) in the private placement that occurred simultaneously with the Company’s initial public offering have waived their redemption rights with respect to the common stock issued prior to the Company’s initial public offering and the common stock underlying the Private Units. The loans made by the Company’s initial stockholders in connection with the previously-disclosed extension of time to complete an initial business combination will not be repaid and will be forgiven. There will be no redemption or liquidating distribution with respect to the Company’s warrants and rights, which will expire worthless. The last trading date of the Company’s securities on the Nasdaq Capital Market is expected to be Monday, April 20, 2020.

Record holders of Public Shares may redeem their shares for their per share Redemption Amount by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount.

It is possible that the Company will make a small additional payment to the holders of Public Shares, pro rata, in connection with the unused portion of the dissolution allowance and any tax refunds which the Company may receive. However, the Company cannot assure you of the timing of such additional payment or that such additional payment will be made.

On April 15, 2020, the Company issued a press release announcing the timing and mechanics of the liquidation of the trust. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “expect,” “intend,” and similar expressions, as they relate to the Company, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors which may not be in the control of the Company. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company has no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release, dated April 15, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2020	ALLEGRO MERGER CORP.

	By:	/s/ Eric S. Rosenfeld
Eric S. Rosenfeld
Chief Executive Officer

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